CONSENT OF EXPERTS and COUNSEL


CONSENT of INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-83269) pertaining to the 1979 Long-term Incentive Plan, the 1982 Incentive Stock Option Plan and Performance Dividend Plan, Registration Statement (Form S-8 No. 2-89499) pertaining to the 1984 Long-term Incentive Plan, Registration Statement (Form S-8 No. 33-20503) pertaining to the 1987 Long-term Incentive Plan, Registration Statement (Form S-8 No. 33-33623) pertaining to the Retirement Savings Plan, Registration Statement (Form S-8 No. 33-44423) pertaining to the 1991 Long-term Incentive Plan, Registration Statement (Form S-8 No. 33-56403) pertaining to the 1994 Long-term Incentive Plan,
Registration Statement (Form S-8 No. 333-36743) pertaining to the 1997 Long-term Incentive Plan of Cincinnati Milacron Inc. of our report dated February 6, 1998, with respect to the consolidated financial statements and schedule included in this Annual Report (Form 10-K) of Cincinnati Milacron
Inc. for the year ended December 27, 1997.





                            /s/ ERNST & YOUNG LLP




Cincinnati, Ohio
March 13, 1998